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                                                      EXHIBIT 99
COCA-COLA ENTERPRISES INC.                            PRESS RELEASE
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CONTACT:        Laura Asman - Media Relations
                (770) 989-3023

                Margaret Carton - Institutional-Investor Relations
                (770) 989-3622

                Helene Krupp - Share-Owner Relations
                (770) 989-3620

FOR IMMEDIATE RELEASE

               COCA-COLA ENTERPRISES INC. ANNOUNCES
                         MANAGEMENT CHANGES

	ATLANTA, April 23, 1999 -- Coca-Cola Enterprises today announced that the Board of Directors has approved several management changes. Effective immediately, John R. Alm and Norman P. Findley have been named principal operating officers, Lowry F. Kline has been elected chief administrative officer, and Patrick J. Mannelly has been named chief financial officer, all reporting to Henry A. Schimberg, president and chief executive officer. In addition, John R. Parker, Jr. has been elected corporate vice president reporting to Mr.
Kline, effective immediately. Effective July 1, 1999, Mr. Parker will also assume the role of general counsel.

	"The management changes approved by the Board of Directors today represent the appropriate interim steps for our long-term management succession process," commented Summerfield K. Johnston, Jr., chairman of Coca-Cola Enterprises. "We are pleased that our Board of Directors, through its Management Succession Committee, is taking an active role in determining the Company's next generation of executive management."

	Mr. Alm has served as chief financial officer since joining Coca-Cola Enterprises in December of 1991 after the merger of Johnston Coca-Cola Bottling Group and Coca-Cola Enterprises.
Mr. Alm was promoted to executive vice president in October of 1997. From 1985 until joining Coca-Cola Enterprises, Mr. Alm served as senior vice president, finance and administration of Johnston Coca-Cola Bottling Group. Prior to joining the Coca-Cola system, Mr. Alm held various positions with Price Waterhouse & Company and Twentieth Century-Fox Film Corporation.

	In addition to being named principal operating officer, Mr. Findley was also elected executive vice president. For an interim period, Mr. Findley will continue to serve as European Group President. Mr.
Findley joined Coca-Cola Enterprises in 1989, and prior to being named European Group President, served as corporate vice president, domestic and international marketing. Before his tenure with Coc-Cola Enterprises, Mr. Findley held various marketing and operating positions with The Coca-Cola Company.

	Mr. Kline will retain the role of general counsel until July 1, 1999. Mr. Kline joined Coca-Cola Enterprises in 1995 as senior vice president and general counsel, and was promoted to executive vice president and general counsel in October of 1997. From 1970 until joining Coca-Cola Enterprises, Mr. Kline was a partner in the law firm of Miller & Martin, Chattanooga, Tennessee. While a partner at Miller & Martin, Mr. Kline also served as general counsel of Coca-Cola Enterprises beginning in 1991.

	Mr. Mannelly was named corporate vice president, finance and administration, in December of 1998. Mr. Mannelly joined Coca-Cola Enterprises in 1992 after several years with the Johnston Coca-Cola Bottling Group and The Coca-Cola Company. After joining Coca-Cola Enterprises, Mr. Mannelly held positions as group vice president in the Company's Eastern North America Group, division general manager for the Southern California Division, and chief financial officer for the Company's Western North America Group.

	Mr. Parker joined Coca-Cola Enterprises in 1996 and since that time has served as general counsel for the Company's European Group. In
1995, Mr. Parker served as division counsel for the Nordic and Northern Eurasia division for The Coca-Cola Company. From 1993 until 1995, Mr. Parker was vice president and general counsel of The Coca-Cola Bottling Company of New York. Prior to 1993, Mr. Parker held various legal positions with The Coca-Cola Company.

	Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid
nonalcoholic refreshment.    Coca-Cola Enterprises sells
approximately 74 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, Great Britain,
Luxembourg, the Netherlands, and most of France.  Coca-Cola
Enterprises also has a pending transaction to acquire two bottling operations in the south of France.

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